Exhibit 23.6

CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS

WRIGHT & COMPANY, INC.

Rice Energy Inc.

171 Hillpointe Drive, Suite 301

Canonsburg, Pennsylvania 13517

Gentlemen:

As independent petroleum consultants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of Rice Energy Inc. filed pursuant to Rule 462(b) of the Securities Act of 1933, of information relating to our report setting forth the estimates of the gas reserves of Alpha Shale Resources, LP and its general partner, Alpha Shale Holdings, LLC, as of December 31, 2011 included in the Registration Statement (Form S-1 No. 333-192894) and related Prospectus of Rice Energy Inc. We also consent to the incorporation by reference in this Registration Statement on Form S-1 filed pursuant to Rule 462(b) of the Securities Act of 1933, to the references to our firm contained in the Registration Statement (Form S-1 No. 333-192894) and related Prospectus of Rice Energy Inc, including under the caption “Experts”.

Very truly yours,

By:	/s/ D. Randall Wright
D. Randall Wright President

Wright & Company, Inc.

Brentwood, Tennessee

January 23, 2014